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Exhibit 10(hh)

EXECUTION COPY

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

This THIRD Amendment to Employment Agreement (this “Amendment”), is made and entered into as of the 22 day of December 2011, by and between United Rentals, Inc., a Delaware corporation (the “Company”), and William B. Plummer, a resident of the State of Connecticut (“Executive”).
RECITALS
WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated as of December 1, 2008, which was subsequently amended effective as of December 30, 2008 and December 1, 2008 (as so amended, the “Agreement”); and
WHEREAS, on October 24, 2011, the Compensation Committee of the Company's Board of Directors determined to increase Executive's target incentive opportunity under the Company's Annual Incentive Compensation Plan from 80% of Base Salary (at the beginning of the applicable performance period) to 90% of Base Salary (at the beginning of the applicable performance period) commencing on January 1, 2012 with any payment therefrom to be made in 2013 and on an annual basis thereafter; and
WHEREAS, the Company and Executive desire to amend the Agreement to reflect Executive's increased target incentive opportunity percentage.
NOW, THEREFORE, in consideration of the mutual covenants and agreement contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.	Pursuant to and in accordance with Section 7(l) of the Agreement, the second sentence of Section 3(b) of the Agreement is hereby amended and replaced in full with the following language:
“Executive's target incentive opportunity under the Annual Incentive Plan shall be 90% of Base Salary (as at the beginning of the applicable performance period) and Executive's maximum incentive opportunity shall be 125% of Base Salary (as at the beginning of the applicable performance period).”

2.	Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.	Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Agreement.

4.	This Amendment may be amended only by a writing which makes express reference to this Amendment as the subject of such amendment and which is signed by Executive and, on behalf of the Company, by its duly authorized officer.

5.
This Agreement shall be governed by and construed (both as to validity and performance) and enforced in accordance with the internal laws of the State of Connecticut applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the principles of conflicts of law or where the parties are located at the time a dispute arises.

[Signature page follows.]
IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

UNITED RENTALS, INC. By: /s/ Michael J. Kneeland Name:Michael J. Kneeland Title:President and Chief Executive Officer	EXECUTIVE /s/ William B. Plummer William B. Plummer